Exhibit 32.2

WRITTEN STATEMENT OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE

SARBANES — OXLEY ACT OF 2002

The undersigned, the Chief Financial Officer and Treasurer of Industrial Income Trust Inc. (the “Company”), hereby certifies that to his knowledge, on the date hereof:

(a) the Form 10-Q of the Company for the quarterly period ended March 31, 2010 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section l3(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 17, 2010	/s/ Thomas G. McGonagle
Thomas G. McGonagle
Chief Financial Officer and Treasurer
(Principal Financial Officer and Principal Accounting Officer)